FIRST AMENDED SHAREHOLDERS AGREEMENT AND BYLAWS OF
SAFESCRIPT NORTHWEST, INC.

This Shareholders Agreement of Safescript Northwest, Inc. (this "Agreement") is entered into effective the 7th day of April, 2004, by and among Safescript Northwest, Inc., a Louisiana corporation; TAPG, L.L.C., a Louisiana limited liability company; and eRXSYS, Inc. a Nevada corporation.

The parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS

The following terms have the following respective meanings (unless the context otherwise requires). The singular shall include the plural, and the neuter gender shall include the feminine and masculine, and conversely, as the context requires. Any rights, duties or obligations contained in the definitions shall be fully binding on the parties hereto and shall not be limited in scope or applicability as a result of being contained in this Article 1.

1.1.  Agreement – Agreement means the Shareholders Agreement of this Company as same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

1.2.  Articles of Incorporation – Articles of Incorporation means the articles of incorporation which were filed with the Louisiana Secretary of State on December 24, 2003 for the purpose of forming the Company as same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

1.3.  Capital Contribution - With respect to any Shareholder, Capital Contribution means the amount of money and the agreed upon fair market value of any property or services contributed to the Company with respect to any Shareholder.

1.4.  Code - Code means the Internal Revenue Code of 1986, as amended, or any successor law.

1.5.  Company - Company means Safescript Northwest, Inc.

1.6.  Initial Directors - The Initial Directors shall be Ronald Folse and A.J. LaSota as the eRXSYS Directors and Tom Aigner as the TAPG Director.

1.7.  Initial Officers - The Initial Officers shall be the following persons who shall serve in the offices set forth below opposite their names for the ensuing year or until their successors are elected and qualified:

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Tom Aigner – President/C.E.O.
Ron Folse - Executive Vice President
A.J. LaSota – Secretary/Treasurer

1.8.  Liquidator - One of the Directors appointed by the Board of Directors in accordance with this Agreement or applicable law or, if there are no Directors at the time in question, such other person who may be appointed by the Shareholders in accordance with this Agreement or applicable law.

1.9.  Shareholders – eRXSYS, Inc. and TAPG, L.L.C.

1.10.         Shares of Stock - Shareholders each own the number of shares of the issued and outstanding no par value common stock (the "Shares of Stock") of the Company indicated below, such combined ownership constituting all of the issued and outstanding shares of stock of the Company:

                  eRXSYS          75 Shares of Stock
      TAPG, L.L.C.                                       25 Shares of Stock

1.11.  GAAP - Generally accepted accounting principles.

1.12.  eRXSYS Directors - The two (2) Directors appointed to the Board of Directors by eRXSYS, Inc.

1.14.  TAPG Director - The Director appointed to the Board of Directors by TAPG, L.L.C.

1.15.  Licensing Agreement - The Licensing Agreement held by eRXSYS, Inc., granting eRXSYS, Inc. the authority to utilize all software and related technology aspects as granted by Network Technology, Inc. ("RxNT"). In the event the Licensing Agreement terminates or eRXSYS is otherwise unable to utilize the rights to RxNT’s technology granted thereunder, or new software or technology becomes available, eRXSYS reserves the right to utilize any such new software or technology.

1.16.  Start-up Costs - Any costs associated with the opening of any one pharmacy location that accrue prior to opening a particular pharmacy for business and any costs that accrue within the One Hundred Eighty (180) day period following the opening of that particular pharmacy location. Examples of Start-up Costs include, but are not limited to: all construction costs and leasehold improvements, costs to facilitate or factor accounts receivables, rent, utilities, salaries, payroll taxes, inventory costs, equipment costs, insurance, Sales and Marketing salaries/costs, as well as other costs and expenses ordinarily associated with the opening and operation of a pharmacy.

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ARTICLE 2.
TERM

The period of duration of the Company shall be perpetual, unless otherwise liquidated, dissolved, or merged as permitted by law or pursuant to the provisions hereof.

ARTICLE 3.
NAME

The name of the Company shall be "Safescript Northwest, Inc."

ARTICLE 4.
ADDRESSES OF PARTIES

4.1.  The Company - The principal office of the corporation is 5033 Comstock Circle, Keller, Texas 76248 or such other place as the Board of Directors may periodically decide. The Company may also maintain offices at such other places as the Board of Directors deems desirable.

4.2            The Shareholders - The addresses of the Shareholders are set forth below, and any notices required to be sent to any Shareholder shall be sent to the Shareholder at its respective address:

    TAPG, L.L.C.
    5033 Comstock Circle
    Keller, Texas 76248

    eRXSYS, Inc.
    18662 MacArthur Blvd. Suite 200-15
    Irvine, CA 92612

A Shareholder may change its address by Notice to the Company and to other Shareholders.

ARTICLE 5.
PURPOSE

The corporation may pursue any lawful purpose.

ARTICLE 6.
CAPITAL CONTRIBUTIONS

6.1.  Initial Contributions – Upon the execution of this Agreement, the Shareholders will contribute the following Capital Contributions to the Company:

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TAPG, L.L.C. shall contribute Start-up costs in the amount of $335,000 per pharmacy location established for up to five (5) pharmacies.

eRXSYS, Inc. shall contribute (1) the right to utilize the License Agreement; (2) services consisting of sales and marketing expertise; (3) funds as necessary to cover all costs of the Company not considered direct pharmacy costs, including administrative staff for the Company. For purposes of this Agreement, a direct pharmacy cost is a cost incurred by a specific pharmacy in connection with its operation. Each pharmacy’s direct pharmacy costs will include, but are not limited to, Start-up Costs, costs to facilitate or factor accounts receivables, Sales and Marketing salaries/costs, pharmacy location rental payments, licensing fees, professional liability insurance, legal fees, accounting fees, utility costs, wage and other labor costs for persons working at a specific pharmacy, and pharmaceutical purchase costs. Legal and other costs attributable to services required to organize the Company shall not be considered a direct pharmacy cost but shall be a cost of the Company.

6.2.  Additional Contributions – The Shareholders agree that no additional contributions by either Shareholder shall or will be necessary. The Shareholders further agree that no additional calls for capital contributions, other than the Initial Contributions addressed above, shall be made, nor shall any Shareholder be requested to or be required to make any such additional contributions to the Company. Notwithstanding this section 6.2, the Shareholders may be required to loan, in the form of an interest-free advance, additional funds in proportion to their ownership of Shares of Stock, as required by section 6.4, below.

6.3.  Return of Capital Contribution - Each Shareholder shall look solely to the assets of the Company for the return of its Capital Contribution, and no Shareholder shall have any recourse against any other Shareholder therefor. No interest shall be paid on a Shareholder’s Capital Contribution.

6.4.  Advances by Shareholders – The Shareholders agree that in the event the Start-up Costs of any one or more pharmacies exceeds $335,000, as determined by the Board of Directors, the Shareholders shall advance money to fund the start-up of such pharmacy. In advancing money under this paragraph, each Shareholders’ required advance per pharmacy shall be limited to an amount derived under the following equation: amount of Shareholder’s required advance = Shareholder’s ownership percentage of the Company times the amount by which the pharmacy in question’s Start-up Costs exceed $335,000. A Shareholder shall make the advance required by this Section 6.4 within 30 days after receipt of notice from the Company regarding the need for an advance. If a Shareholder fails to make any advance required by this Section 6.4 ("Defaulting Shareholder"), the other Shareholder shall have the option to advance to the Company the funds ("Optional Advance") that the Defaulting Shareholder has failed to advance, which Optional Advance, together with interest at a rate of one and one-half percent (1 ½%) per month until paid in full, shall thereafter constitute a lien on all

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amounts otherwise due the Defaulting Shareholder from the Company, including but not limited to any amounts otherwise payable as dividends or reimbursements for prior advances. Company may pursue any and all rights available by law to enforce the obligation required hereby. Required advances shall be repaid in equal amounts to each Shareholder at the same time and in priority to any dividend distribution.

6.5  Withdrawal of Capital - No Shareholders shall have the right to withdraw any portion of that Shareholder’s Initial Contribution to the Company.

ARTICLE 7.
DIVIDENDS

Except as provided immediately below, distributions or dividends shall be paid to the Shareholders at such times and in such amounts as agreed upon by a majority of the members of the Board of Directors may determine, and shall be distributed or divided among the Shareholders according to the number of Shares of Stock owned by each Shareholder.

ARTICLE 8.
DIRECTORS

8.1.  Management of the Company - The management and control of the business and affairs of the Company shall be vested in the Board of Directors. The Board of Directors of the Company may not sell, exchange, lease, mortgage, pledge or otherwise transfer all or substantially all of the assets of the Company or sell, lease or encumber any immovable property owned by the Company without the prior approval of the shareholders as provided in this Agreement. The Board of Directors of the Company shall have the power to incur indebtedness on behalf of the Company in the ordinary course of its business. The Board of Directors of the Company may not incur indebtedness in excess of $500,000.00 on behalf of the Company without the prior approval of the shareholders as provided in this Agreement. The Board of Directors shall have the power to file any legal proceeding on behalf of the Company. The Board of Directors shall have the power and authority to hire and terminate employees and to generally contract on behalf the Company. Subject to the Reserved Power of the eRXSYS Directors, the Board of Directors shall have the power and authority to determine if and when to open any pharmacy location. The actions of the Board of Directors shall be binding on the Company provided the Board of Directors acts within the scope of the authority provided in this Agreement.

8.2.  Reserved Power of the eRXSYS Directors - Notwithstanding the above, the eRXSYS Directors shall have the sole discretion to determine the site of each and every pharmacy location established by the Company pursuant to this Agreement.

8.3.  Number, Tenure and Qualifications - The number of Directors of the Company shall be three (3). There shall be one TAPG Director and two eRXSYS Directors, as defined above. The Initial Directors of the Company shall serve for a term of twenty-five (25) years. Thereafter, at the annual meeting of the Shareholders, there

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shall be elected Directors for a term of one (1) year or until their successors are chosen and have qualified. Any Director may resign at any time upon written notice to the Company. The Directors need not be residents of the State of Louisiana.

8.4.  Vacancies - Any vacancy of office of the TAPG Director shall be filled by TAPG, L.L.C., or its successor. Any vacancy of office of an eRXSYS Director shall be filled by eRXSYS, Inc., or its successor.

8.5.  Removal – A TAPG Director may only be removed from office by TAPG, L.L.C. or its successor; however, TAPG, L.L.C. or its successor may remove a TAPG Director at any time for any reason. An eRXSYS Director may only be removed from office by eRXSYS, Inc. or its successor; however, eRXSYS or its successor may remove an eRXSYS Director at any time for any reason.

8.6.  Quorum - A majority of the number of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

8.7.  Manner of Acting - Each Director shall be entitled to a single vote on all matters properly brought before the Board of Directors. Unless otherwise provided in this Agreement or by applicable law, all decisions of the Board of Directors shall be made by a majority vote of all of the Directors. In the event there is an even number of Directors and the Directors cannot agree on the proper course of action to take on behalf of the Company, the Board of Directors shall call a special meeting of the Shareholders at which the Shareholders shall vote on the proper course of action to take on behalf of the Company. In the event there is an even number of Directors and the Shareholders cannot agree on the proper course of action to take on behalf of the Company, the President/C.E.O. shall decide the proper course of action to take on behalf of the Company.

8.8.  Regular and Special Meetings - Meetings of the Board of Directors, regular or special, may be held either within or without the state, and may be held by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person. Regular meetings of the Board of Directors may be held with or without notice as otherwise prescribed for special meetings hereinafter. Special meetings of the Board of Directors may be called by or at the request of two (2) members of the Board of Directors.

8.9.  Chairman - The President of the Company shall also serve as the Chairman of the Board of Directors. At all meetings of the Board of Directors, the Chairman of the Board shall preside, if present. Should the Chairman be absent, then a Chairman chosen by a majority of the Directors present at such meeting shall preside.

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8.10.  Notice - Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed to each Director at his or her business address. If mailed, such notice shall be deemed to be delivered the following day as long as such notice was properly addressed and postage was prepaid. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

8.11.  Action Without a Meeting - Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all Directors consent thereto in writing. Such consent shall have the same effect as a unanimous vote.

8.12.  Committees - The Board of Directors may create one or more standing or ad hoc committees as necessary and appropriate and provide with respect thereto.

8.13.  Presumption of Assent - A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the secretary of the meeting before the adjournment thereof.

8.14.  Diligence - The Board of Directors shall diligently apply themselves in and about the business of the Company to the utmost of their respective skills and to the greatest benefit to and in the best interests of the Company.

ARTICLE 9.
SHAREHOLDERS

9.1.  Annual Meetings – An annual meeting of the Shareholders of the Corporation shall be held each year beginning 2005, at such time as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transacting of such other business properly coming before said meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently possible. Notwithstanding the above, the Board of Directors may waive the requirement of the annual meeting for any given year; however, if an annual meeting has not been held for a period of 18 months, then any Shareholder may call such meeting to be held at the Corporation’s registered office.

9.2.  Special Meetings - Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by a majority of the Board of Directors, and shall be called by the President at the request, in writing, of the Shareholders holding of not less than twenty-five (25%) percent of the all of the issued and outstanding shares of stock of the Company entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

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9.3.  Place of Meetings - The Board of Directors may designate any place, either within or without the State of Louisiana, as the place of meeting for any special meeting. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Louisiana, as the place for the holding of such a meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the known place of business of the Company in the State of Louisiana.

9.4.  Notice of Meetings - Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than two (2) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by an officer of the Company at the direction of the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered the following day, so long as such notice was properly addressed and postage was prepaid.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business, which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled to vote at the meeting.

9.5.  Fixing Date for Determination of Shareholders of Record - At any meeting of Shareholders, a list of Shareholders entitled to vote, arranged alphabetically and certified by the Secretary of the Company, showing the Shares of Stock held by each Shareholder on the record date for the meeting shall be produced on the request of any Shareholder. This list shall be prima facie evidence of the Shares of Stock in the Company and of the right of the Shareholders listed therein to vote.

9.6.  Voting Record - The Secretary of the Company shall make a complete record of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the Shares of Stock held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

9.7.  Quorum – Sixty-six (66%) percent of all of the issued and outstanding Shares of Stock of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. All Shares of Stock represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient Shares of Stock to reduce the Shares of

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Stock present to less than a quorum. All decisions of the Shareholders shall be made by a sixty-six (66%) percent vote of all of the issued and outstanding Shares of Stock of the Company entitled to vote on a subject matter unless otherwise provided in this Agreement or by applicable law.

9.8.  Proxies - At all meetings of the Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. The signature of a Shareholder or his or her duly authorized attorney-in-fact on a proxy may be facsimile and such proxy may be delivered by facsimile to the Company. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Shares of Stock themselves or an interest in the Company generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or a quorum is determined, written notice of the death or incapacity is given to the Company.

9.9.  Voting Rights - Each Shareholder of the Company shall be entitled to cast a single vote representing each Share of Stock owned by the Shareholder on all matters properly brought before the Shareholders. All decisions of the Shareholders shall be made by an affirmative vote of a majority of the issued and outstanding Shares of Stock of the Shareholders unless otherwise provided in this Agreement or by applicable law.

9.10.  Action by Shareholders Without a Meeting - Whenever the affirmative vote of the Shareholders is required to authorize Company action, the consent in writing to such Company action signed by the Shareholders holding that proportion of the total voting power on the question which is required by this Agreement shall be sufficient for the purpose, without necessity for a meeting of the Shareholders, provided that if the consent is signed by fewer than all of the Shareholders, prompt notice shall be given to all of the Shareholders of the Company not signing the consent of the action taken pursuant to the consent.

ARTICLE 10.
TRANSFERABILITY OF SHARES OF STOCK

10.1.  Restrictions on Transfer/Right of First Refusal - The Shareholders shall have the right to sell, transfer, convey, alienate, donate, encumber, pledge or otherwise transfer, dispose of or hypothecate their Shares of Stock in the Company to a third party, only if the requirements of this Article 10 are met, and only if such transfer is effective as to the entirety of a Shareholder’s holdings of Shares of Stock in the Company. No transfer shall be valid as to a portion of a Shareholder’s Shares of Stock.

10.1.1         Should a Shareholder who is contemplating selling its Shares of Stock in the Company (the "Selling Shareholder") receive a written offer from a third party ("Third Party Offer") to buy all of a Selling Shareholder’s Stock acceptable to Selling

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Shareholder, the Selling Shareholder shall provide written notice of such offer to the other Shareholder of the Company. The other Shareholder will have the first right of refusal to purchase the shares of stock being offered for sale by the Selling Shareholder and, if it so desires, exercise this right by providing notice to the selling shareholder and, within Ten (10) days thereafter purchase the shares on the terms of the Third Party Offer.

10.1.2         If the other Shareholder declines or fails to timely exercise its right of first refusal, then the Selling Shareholder shall be entitled to sell its Shares to the third party only upon terms and conditions no less favorable to Selling Shareholder than those set forth in the Third Party Offer.

10.2  Dissolution of a Shareholder – If either Shareholder is dissolved, or files for bankruptcy, such dissolution or bankruptcy shall trigger the termination and dissolution of the Company as addressed in Article 13 below.

10.3.  Transferee of the Shares of Stock - If either Shareholder permits the other Shareholder to transfer its Shares of Stock as provided in Section 10 hereof, or if such Shares of Stock are transferred pursuant to any other provision of this Agreement, then the person or entity to whom such Shares of Stock are transferred shall consent to be bound by the terms and conditions set forth in this Agreement, which consent shall be evidenced by a separate writing and attached hereto. A transferee who fails to consent to be bound by the terms and conditions set forth in this Agreement shall receive only the economic rights to distributions and dividends, but not to vote, appoint directors, participate in management or exercise any other right under Louisiana law or otherwise to which such transferee would otherwise be entitled to exercise as a Shareholder.

10.4.  Transfer in Violation of This Agreement - In the event a Transfer of any Shares of Stock in the Company is made without first complying with all of the terms and conditions of this Agreement, such Transfer shall be null and void as to the Company and shall not be recognized by the Company.

10.5.  Admittance of New Shareholders - No person shall be admitted as a new Shareholder except upon the written consent of a majority of the members of the Board of Directors, which consent may be withheld in its sole and absolute discretion. In the event the Board of Directors declines to admit a transferee or successor as a new Shareholder of the Company, then the transferee shall receive only the economic rights to distributions and dividends, but not to vote, appoint directors, participate in management or exercise any other right under Louisiana law or otherwise to which such transferee would otherwise be entitled to exercise as a Shareholder.

10.6.  Seizure of Shares of Stock - If a Shareholder’s Shares of Stock are seized by a creditor or otherwise obtained by involuntarily, the Company shall have the right (but not the obligation) to bond out the seizure and any amounts advanced by the Company shall be a debt due from the borrowing Shareholder and shall bear interest at the applicable federal rate under Section 1274(d) of the Code. No person or entity who obtains rights to the Shares of Stock by reason of any involuntary transfer shall be admitted as a Shareholder without agreement to be bound by the terms and conditions of

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this Agreement and without the consent of the Board of Directors as set forth in section 10.5, above.

ARTICLE 11
OFFICERS

11.1.  Number - The officers of the Company shall be a President/C.E.O., an Executive Vice President, and a Secretary, and a Treasurer. Such officers shall be elected by the Board of Directors; however, the initial officers are listed in Article 1, above. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

11.2.  Election and Term of Office – The Initial Officers as defined in Article 1 above shall serve an initial term of one (1) year; thereafter, the officers of the Company shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held on or after January 1. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or until he or she shall have been removed by an affirmative vote of the majority of the Board of Directors.

11.3.  Vacancies - A vacancy in any office because of death, resignation, removal, disqualification, or any other reason, may be filled by the Board of Directors for the unexpired portion of the term.

11.4.  President/C.E.O. - The President/C.E.O. shall be the principal executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Company. He or she may sign certificates of shares of ownership, deeds, mortgages, bonds, contracts, instruments of conveyance, checks, drafts, notes, and other instruments which the Board of Directors or the Shareholders have authorized to be executed as the case may be. The President/C.E.O., in general, shall perform all duties incident to the office of President/C.E.O. and such other duties as may be prescribed by the Board of Directors. The day to day execution of all or part of the President/C.E.O.’s responsibilities may be delegated to one or more administrative employees, whose titles and position descriptions are developed by the Board of Directors.

11.5.  Executive Vice-President – In the absence of the President/C.E.O or in the event of his death, inability or refusal to act, the Executive Vice-President shall perform the duties and exercise the powers of the President/C.E.O. Additionally, the Executive Vice-President shall have such powers and perform such duties as may be delegated to him by the Board of Directors.

11.6  Secretary/Treasurer: Secretary Functions – Functioning as Secretary, the Secretary/Treasurer shall (a) keep the minutes of all meetings of the Board of Directors

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and of the Shareholders, (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law, (c) have charge of all the Company books, records and accounts, and (d) keep a register of the post office address of each Shareholders which shall be furnished to the Company by such Shareholder.

11.7.  Secretary/Treasurer Treasurer Function – Functioning as Treasurer, the Secretary/Treasurer shall (a) have charge and custody of all funds and securities of the Company, (b) receive and give receipt for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Board of Directors, and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President/C.E.O. or by the Board of Directors. He or she may sign checks, drafts, and other instruments which the Board of Directors or the Shareholders have authorized to be executed as the case may be.

ARTICLE 12.
TERMINATION AND DISSOLUTION

12.1.  Termination and Dissolution of the Company - The Company may be terminated and dissolved by the Shareholders as provided in this Agreement. Termination of the Company shall be effective on the day on which the event occurs giving rise to the termination, but the Company shall not dissolve until: (a) the Company has complied with the laws of the states in which it owns property or does business; and (b) the assets of the Company have been distributed as provided in Section 12.2 hereof.

12.2.  Winding Up -

12.2.1.        Upon the termination of the Company, the Liquidator shall take full account of the Company’s liabilities and property, and the Company’s property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (including cash flow generated after termination), to the extent sufficient therefor, shall be applied and distributed in the following order of priority:

(i) First, to the creditors (including Shareholders who are creditors) of the Company in payment of the unpaid liabilities of the Company to the extent required by law or under agreements with such creditors;

(ii) Second, to the creation or funding of any reserves which the Liquidator, in his sole and absolute discretion, deems necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the conduct of the Company’s business; and

(iii) Third, the balance, if any, to the Shareholders in accordance with each Shareholder’s proportionate ownership of the issued and outstanding Shares of Stock of the Company.

12.2.2         Distribution in Kind - In the event that the Liquidator distributes Company property or any part thereof in kind, then the Shareholders shall accept an undivided interest in the Company property, subject to its liabilities, in satisfaction of their interests in the Company. Upon any such distribution in kind, the Liquidator shall obtain from a duly qualified appraiser, an appraisal of the fair market value of the Company property, or any portion thereof, to be distributed in kind and said Company property shall be deemed to have been sold at its assigned value, and the Company property shall thereafter be distributed among the Shareholders in accordance with subsection 12.2.1 hereof, i.e., in the same proportions to the Shareholders as the cash proceeds from such hypothetical sale would have been distributed to the Shareholders.

12.3.  Return of Capital Contribution - Each Shareholder shall look solely to the assets of the Company for the return of his or her Capital Contribution, and no Shareholder shall have any recourse against any other Shareholder therefor.

ARTICLE 13
CERTIFICATES FOR SHARES OF STOCK AND THEIR TRANSFER

13.1.  Certificates for Shares of Stock - Certificates representing the Shares of Stock of the Company shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President/C.E.O. or the Executive Vice President of the Company. The signature of the President/C.E.O. or the Executive Vice-President upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Company itself or an employee of the Company.

No certificate shall be issued for any Shares of Stock until such Shares of Stock are fully paid. Each certificate representing Shares of Stock shall state upon the face thereof (a) that the Company is organized under the laws of the State of Louisiana, (b) the name of the person to whom issued, and (c) the number of Shares of Stock, which the certificate represents.

Any restriction on the right to transfer Shares of Stock and any reservation of lien on the Shares of Stock shall be noted on the face or the back of the certificate by providing (a) a statement of the terms of such restriction or reservation, (b) a summary of the terms of such restriction or reservation and a statement that the Company will mail to the Shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefor, (c) if the restriction or reservation is contained in the Articles of Incorporation or Shareholders Agreement of the Company, or in an instrument in writing to which the Company is a party, a statement to that effect and a statement that the Company will mail to the Shareholder a copy of such restriction or reservation without charge within five (5) days after receipt of written request therefor, or (d) if each such restriction or reservation is contained in an instrument in writing to which the Company is not a party, a statement to that effect. Each certificate for Shares of Stock shall be consecutively numbered or otherwise identified.

13.2.  Transfer of Shares of Stock - Shares of Stock of the Company shall be transferred on the books of the Company only by the holder thereof, or by his or her duly authorized representative, upon surrender of the certificate of a like number of Shares of Stock properly endorsed.

ARTICLE 14.
INDEMNIFICATION

14.1.  Definitions: Agents, Proceedings, and Expenses - For the purposes of this Article, "Agent" means any person who is or was a Shareholder, Director, officer, employee, or other agent of the Company; "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "Expenses" means any and all costs, fees, and expenses including but not limited to court costs and attorneys’ fees.

14.2.  Actions Other Than by the Company - The Company shall indemnify and hold harmless any person or Agent who was or is a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was an Agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonable believed to be in the best interests of the Company or that the person had reasonable cause to believe that his or her conduct was unlawful.

14.3.  Actions by the Company -

14.3.1.        The Company shall indemnify any person or Agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the Company, against expenses actually and reasonably incurred by that person or Agent in connection with the defense or settlement of that action if that person or Agent acted in good faith, in a manner that person or Agent believed to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

14.3.2.         No indemnification, however, shall be made under this Section 14.3 (i) with respect to any claim, issue or matter as to which that person or Agent shall have

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been adjudged to be liable to the Company in the performance of that person’s or Agent’s duty to the Company, unless the court in which that action was brought shall determine upon application that the person or Agent is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; (ii) for amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) for expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

14.4.  Successful Defense by Agent - To the extent that an Agent of the Company has been successful on the merits in defense of any Proceeding, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection with the Proceeding.

14.5.  Required Approval - Any indemnification under this Article shall be made by the Company upon the affirmative vote of sixty-six percent (66%) of the issued and outstanding Shares of Stock. Shareholders who are parties to the Proceeding may participate in any such vote.

14.6.  Advance of Expenses - Expenses incurred in defending any Proceeding may be advanced by the Company before the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance unless it shall be determined ultimately that the Agent is entitled to be indemnified.

14.7.  Other Contractual Rights - Nothing contained in this Article shall affect any right to indemnification to which Agents of the Company or any subsidiary may be entitled by contract, by vote of the Shareholders, as a matter of law or equity, or otherwise.

14.8.  Insurance - The Company may, upon a determination by the Directors, purchase and maintain insurance, including but not limited to commercial liability insurance on behalf of any Agent of the Company against any liability which might be asserted against or incurred by the Agent in such capacity, or which might arise out of the Agent’s status as such, whether or not the Company would have the power to indemnify the Agent against that liability.

ARTICLE 15
SPECIAL PROVISIONS

15.1  Non-participation by TAPG, L.L.C. - The Shareholders agree that nothing in this Agreement shall preclude or otherwise limit, restrict or condition eRXSYS, Inc. from owning, operating, or establishing, either directly, indirectly or as a participant or co-owner of another venture, one or more pharmacies.

15.2  Representation & Warranty of TAPG, L.L.C. - As a Shareholder in the Company, TAPG, L.L.C. represents and warrants to eRXSYS, Inc., that it has the

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financial capability to participate as a Shareholder in the Company and to fulfill its financial obligations as required by this Agreement.

15.3  Representation & Warranty of eRXSYS, Inc. – As a Shareholder in the Company, eRXSYS, Inc. represents and warrants that it has the financial capability to participate as a Shareholder in the Company and to fulfill all obligations hereunder.

ARTICLE 16.
MISCELLANEOUS

16.1.  Notification to the Company or to a Shareholder - All notices, consents, waivers or approvals given, required or permitted under this Agreement, shall be in writing, shall be effective upon receipt, and shall be transmitted (i) by hand, (ii) by certified mail, return receipt requested, postage prepaid, or (iii) by a nationally recognized courier service to the addresses set forth in Article 4 hereof, or to such other places or addresses as any party may notify the others as provided in this Section.

16.2.  Binding Provisions - The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

16.3.  Applicable Law - This Agreement shall be construed and enforced in accordance with the internal laws of the State of Louisiana applicable to contracts made and to be performed wholly within such State.

16.4.  Counterparts - This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

16.5.  Severability of Provisions - If for any reason any provision or provisions hereof which are not material to the purposes or business of the Company are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

16.6.  Entire Agreement - This Agreement constitutes the entire agreement among the parties and this Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

16.7.  Article, Section, Subsection and Paragraph Titles - Article, Section, subsection and paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

16.8.  Interpretation - No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental,

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judicial or arbitral authority by reason of such party having or being deemed to have drafted, devised or imposed such provision.

16.9.  Cooperation - The parties agree to execute and deliver any and all such further documents and do any and all such further acts and things as may be necessary to effect the purposes of this Agreement.

16.10.  Duties of Shareholders - Shareholders shall diligently apply themselves in and about the business of the Company to the utmost of their respective skills and to the greatest benefit to and in the best interests of the Company.

16.11.  Books and Records -

16.11.1         There shall be maintained during the continuance of this Company an accurate set of books of account of all transactions, assets and liabilities of the Company. The books shall be balanced and closed at the end of each fiscal year and at any other time on reasonable request of any of the Shareholders. The books are to be kept at the registered office of the Company and are to be open for inspection by any Shareholder at all reasonable times. The Company’s fiscal year shall be from January 1 to December 31 unless required by federal law to be the calendar year. The profits and losses of the Company and its books of accounts shall be maintained on the basis of such fiscal year, unless otherwise determined by the Shareholders.

16.11.2          The Company shall also keep at its registered office the following, which are to be open for inspection by any Shareholder at all reasonable times:

(i)             A current list of the full name and last known address of each Shareholder and Director of the Company.

(ii)            Copies of records, which would enable a Shareholder to determine the relevant voting rights of the Shareholders of the Company.

(iii)  A copy of the Articles of Incorporation of the Company, together with any amendments thereto.

(iv)  Copies of the Company’s federal and state income tax returns and reports, if any, for the three most recent years.

(v)            A copy of this Agreement.

(vi)  Copies of the financial statements of the Company, if any, for the three most recent fiscal years;

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(vii)  Originals or copies of all minutes, actions by written consent, consents to action, and waivers of notice to Shareholders and/or Directors,
                 Shareholder and/or Director votes, actions and consents.

16.12.  Amendment - This Agreement may be amended at any time by the Shareholders by the written consent of all issued and outstanding Shares of Stock of the Company.

16.13.  Certificates - All persons dealing with the Company may rely upon a certificate of one or more of the officers or Directors of the Company to establish the ownership of any Shareholder, the authenticity of any records of the Company or the authority of any person to act on behalf of the Company.

16.14            Banking - Company funds shall be deposited and kept in the name of the Company in one or more accounts which may be opened and maintained by the Board of Directors with such suitable financial institutions as the Board of Directors may determine. All Capital Contributions and other revenues received shall be deposited in such accounts. Checks may be drawn on said accounts by the signature of such person(s) as the Board of Directors may determine. The Company shall have the authority to borrow funds for its account only upon the express written authorization of the Board of Directors or Shareholders as provided herein.

IN WITNESS WHEREOF, the Company and its Shareholders have executed this Agreement effective as of the date first written above.

eRXSYS, Inc.                                                                                           TAPG, L.L.C.

 /s/ David B. Parker                      04/07/04                                                /s/ Thomas M. Aigner        04/07/04
_________________________________                                                ____________________________
By: David B. Parker                           Date                                                 By: Thomas M. Aigner             Date

Safescript Northwest, Inc.

  /s/ Ron Folse                             04/07/04
_________________________________
By: Ron Folse                                    Date

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